Exhibit 3.10

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:34 PM 03/21/2016
FILED 02:34 PM 03/21/2016
SR 20161766462 - File Number 5897853

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

DT RESORT PROPCO, LLC

The undersigned, desiring to amend the Certificate of Formation of DT RESORT PROPCO, LLC, a limited liability company (the “Company”) organized and existing under the Delaware Limited Liability Company Act (6 Del. C. § 18-202.), does hereby certify as follows:

FIRST: The name of the limited liability company is DT RESORT PROPCO, LLC.

SECOND: The original Certificate of Formation is hereby amended by deleting Section FIRST in its entirety and by substituting in lieu thereof the following:

“The name of the limited liability company is MGP Lessor, LLC.”

THIRD: This Certificate of Amendment to the Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation on March 21, 2016.

DT RESORT PROPCO, LLC

By:	/s/ John M. McManus
Name: John M. McManus
Title: Secretary